Exhibit (g) (i)

AUTOMATIC YRT AGREEMENT

between

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(hereinafter called the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter called the “Reinsurer”)

Effective Date: August 1, 2008

Coverage: VARIABLE UNIVERSAL LIFE III

Automatic YRT Agreement

Effective Date: August 1, 2008

Ceding Company:	MML Bay State Life Insurance Company of Enfield, Connecticut

C.M. Life Insurance Company of Enfield, Connecticut, and

Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts

Reinsurer:	The Canada Life Assurance Company of Toronto, Canada

Accepted Coverages:	Life insurance on policies written by the Ceding Company on the plans cited in Schedule A – Accepted Coverages.

Effective Date:	August 1, 2008

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes, with respect to its subject, any prior oral or written agreements.

Commencing on the Effective Date, the Reinsurer shall provide reinsurance coverage to the Ceding Company subject to the provisions of this Agreement on the basis stated hereinafter in the attached Articles and Schedules. These Articles and Schedules, or parts thereof may be changed or modified upon written agreement between the Ceding Company and the Reinsurer.

Automatic YRT Agreement

Effective Date: August 1, 2008

IN WITNESS WHEREOF, the parties hereto execute this Agreement in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/21/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/21/08
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/21/08
Peter G. Ferris
Second Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Tom O’Sullivan	Date:	July 15, 2008
Print name:	Tom O’Sullivan, FSA, FCIA, MAAA
Title:	Vice President & Actuary Life Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Jean Francois Poulin	Date:	July 14, 2008
Print name:	Jean Francois Poulin
Title:	Senior Vice President

8PT 8/5/08

Automatic YRT Agreement

Effective Date: August 1, 2008

Table of Contents

Article	Title	Page
I	Automatic and Facultative Reinsurance	5
II	Facultative Submission	6
III	Basis of Reinsurance	7
IV	Premiums, Payments and Reports	7
V	Expenses	8
VI	Premium Taxes	9
VII	DAC Tax Election	9
VIII	Experience Refunds	9
IX	Policy Changes	9
X	Increase in Retention	12
XI	Termination of Agreement with Respect to New Reinsurance	13
XII	Claims	14
XIII	Inspection of Records	17
XIV	Errors and Omissions	17
XV	Insolvency	18
XVI	Waivers and Amendments	19
XVII	Severability	19
XVIII	Gramm-Leach-Bliley Privacy Requirements	19
XIX	Notice	21
XX	Arbitration	21
XXI	Governing Law	22
XXII	Headings	22
XXIII	Parties to Agreement	22
XXIV	Agreement	23
XXV	Good Faith and Financial Solvency	23
XXVI	Compliance	23
XXVII	Confidentiality	23
XXVIII	Assumption Reinsurance	24
XXIX	Exceptions	24
XXX	Material Changes	24

Schedule	Title	Page
A	Accepted Coverages	26
B	Reinsurance Limits	27
C	Facultative Submission Form	28
D	Special Net Risk Calculations	29
E	Reinsurance Premium Rates	30
F	Reinsurance Reports	56
G	Underwriting Guidelines	58
H	DAC Tax Schedule	59
I	Retention Limits	60
J	Underwriting Improvements	61

ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

A.	The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	.

2.	The mortality rating on each individual risk must not exceed 500% (Table 16 or P), or its equivalent on a flat extra premium basis.

3.	The Ceding Company will not cede any risk automatically if the Jumbo Limit amount specified in Schedule B – Reinsurance Limits is exceeded on any one life. .

4.	On each individual life, the Ceding Company shall retain the amounts of insurance as specified in Schedule B – Reinsurance Limits. The Ceding Company may not reinsure the amount it has retained on the business covered hereunder on any basis whatsoever without the Reinsurer’s written consent.

5.	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

6.	.

B.	Reinsurance which may not be ceded automatically according to the provisions stated in Paragraph A of this Article, may be submitted to the Reinsurer for facultative consideration as described in Article II – Facultative Submission.

C.	The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports, or Article IX – Policy Changes or Article X – Increase in Retention.

ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

(Continued)

D.	.

E.	The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

ARTICLE II: FACULTATIVE SUBMISSION

A.	The Ceding Company may submit, on a facultative basis, life insurance risks for plans and eligible policies as set forth in Schedule A – Accepted Coverages, if the requirements for automatic reinsurance are not met, or if the requirements for automatic reinsurance are met but it prefers to apply for facultative reinsurance.

B.	A facultative application shall be made that is in substantial accord with Schedule C – Facultative Submission Form, and shall be accompanied by copies of all the Ceding Company’s pertinent papers relating to the insurability of the risk. The Reinsurer shall give immediate consideration to a facultative application and notify the Ceding Company as soon as possible in writing (via mail, fax, or e-mail) of its underwriting offers.

C.	Any subsequent information received by the Ceding Company before issue that is pertinent to the risk assessment will be immediately transmitted to the Reinsurer. Failure to provide the information as outlined above to the Reinsurer will negate any facultative reinsurance offer.

D.	The Reinsurer shall have no liability on a facultative submission by the Ceding Company until an offer to reinsure has been made by the Reinsurer and accepted in writing (via mail, fax, or e-mail) by the Ceding Company. The Reinsurer’s offer shall expire at the end of one hundred twenty (120) days from the date of the Reinsurer’s offer unless an earlier date is specified in the offer, or the date specified in the Reinsurer’s approval to extend their offer, or the date the Reinsurer receives notice from the Ceding Company of the withdrawal of their application, whichever comes first.

E.	The Reinsurer’s facultative placement rule is best offer, or if more than one offer has been received than the reinsurer that made the first offer shall be awarded the business.

ARTICLE II: FACULTATIVE SUBMISSION

(Continued)

F.	The liability of the Reinsurer for reinsurance ceded facultatively shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports, Article IX – Policy Changes or Article X – Increase in Retention.

ARTICLE III: BASIS OF REINSURANCE

A.	Life insurance shall be reinsured on a yearly renewable term (YRT) basis for the net amount at risk under the policy reinsured. .

B.	For the purpose of this Agreement, except as noted below, the net amount at risk shall be calculated as the death benefit less the policy account value at the end of each policy year.

C.	The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer. Schedule D – Special Net Risk Calculations defines special methods for calculating the net amount at risk in addition to B of this Article.

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

A.	Reinsurance premiums shall be paid annually in advance on a policy year basis for each reinsured policy. Such payment for policies with anniversaries in any calendar month shall accompany the monthly statement as provided in this Article. Premiums shall be calculated by applying the premium rates per thousand to the net amount at risk as described in Article III – Basis of Reinsurance. The premium rates per thousand are those specified in Schedule E – Reinsurance Premium Rates. The rates in Schedule E – Reinsurance Premium Rates, shall apply to both automatic and facultative reinsurance.

B.	.

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

(Continued)

C.	At the end of each reporting period the Ceding Company shall prepare and send to the Reinsurer a statement, in substantial accord with Schedule F – Reinsurance Reports, reporting reinsurance premiums due on each new risk and for renewals of policies whose anniversary date falls within the reporting period. Any premium adjustments and refunds due because of terminations, reinstatements, reissues and other changes during the reporting period shall also be listed. The reporting period is stated in Schedule F – Reinsurance Reports. New reinsurance shall be reported on the report next following the time that the reinsured policy has been reported as delivered and paid for.

D.	The statement shall be furnished to the Reinsurer within forty-five (45) days after the end of each reporting period and shall be accompanied by payment of any net amount due the Reinsurer as shown on the statement. If any reinsurance premium is not paid within the allotted time, the Reinsurer has the right to terminate its liability on the reinsurance risks on the statement by giving thirty (30) days written notice to the Ceding Company. If the net amount due to the Reinsurer is not paid by the close of the thirty (30) day period following the notice, the Reinsurer’s liability shall terminate for the aforementioned risks. Regardless of these terminations, the Ceding Company shall be liable to the Reinsurer for all unpaid reinsurance premiums earned by them. The Ceding Company agrees that it will not force termination under the provisions of the paragraph to avoid the requirements or to transfer the block of business reinsured to another reinsurer.

E.	Terminated risks may be reinstated within sixty (60) days after the effective date of termination by paying in full all of the unpaid reinsurance premiums for the risks inforce prior to the termination. The Reinsurer shall not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums.

F.	If the period of time between when the premium becomes due to the Reinsurer from the Ceding Company exceeds thirty (30) days, the Reinsurer reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the premium) from the day the premium becomes due to the day the Reinsurer receives the payment.

G.	The Ceding Company or the Reinsurer may exercise at any time the right to offset any undisputed debts or credits, liquidated or unliquidated, whether on account of premiums or otherwise, due from either party and their affiliates to the other under this Agreement. The right of the offset will not be affected or diminished because of the insolvency of either party.

ARTICLE V: EXPENSES

The Ceding Company shall pay the expenses of all medical examinations, inspection fees, and other charges incurred in connection with the issuance of the insurance.

ARTICLE VI: PREMIUM TAXES

The Reinsurer shall not reimburse the Ceding Company for any premium taxes.

ARTICLE VII: DAC TAX ELECTION

The Ceding Company and the Reinsurer make an election pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, and agree to the terms stipulated in Schedule H – DAC Tax Schedule.

ARTICLE VIII: EXPERIENCE REFUNDS

Reinsurance under this Agreement shall not be eligible for an experience refund.

ARTICLE IX: POLICY CHANGES

A.	The Ceding Company shall notify the Reinsurer of all policy terminations and changes that affect the reinsurance. Unearned reinsurance premiums on such terminations or changes shall be refunded without interest.

B.	If any portion of the Ceding Company’s insurance risk is reduced or terminated, the reinsurance shall be reduced by a proportionate amount. If there are other reinsurers, each one shall share in the reduction according to its proportion of the total reinsurance.

C.	If a policy reinsured under this Agreement lapses to extended term or paid-up insurance, the Reinsurer shall share in an adjustment in the amount of reinsurance on the policy in the same proportion as the reinsurance amount had to the insurance amount immediately prior to the policy lapsing.

D.	If a portion of the insurance issued by the Ceding Company on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced so as to restore, as far as possible, the retention level of the Ceding Company on the risk, provided, however, that the Ceding Company shall not assume on any policy being adjusted as provided in this Article an amount of insurance in excess of the greater of (1) its retention limit at the time of issue of that policy, and (2) the retention limit of that policy as already adjusted by the provisions of Article X – Increase in Retention. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the Reinsurer shall be reduced by an amount which is in the same proportion of the amount of reduction so applied as the reinsurance of the Reinsurer bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the Reinsurer again being determined on a proportional basis and shall be applied to policies in chronological order according to original policy dates.

E.	Reinsurance shall be terminated on any policy where the net amount at risk reinsured is less than $1, rounded to the nearest dollar.

ARTICLE IX: POLICY CHANGES

(Continued)

F.	Term renewals, term conversions reinsured under this Agreement, shall, for the purposes of this Agreement, be categorized as a conversion or an exchange.

1.	Conversions

                    .

a.	Straight Conversions

                            .

b.	Conversions with Increases

                                .

2.	Replacements/Exchanges

                        .

Exchanges or replacements (including exchanges into joint life products when one life is not underwritten) shall not be reinsured under this Agreement.

G.	Unearned reinsurance premiums on terminations or changes shall be refunded to the Ceding Company. The premium payable to the Reinsurer or premium refunds due to the Ceding Company shall be based on the exact number of days of effective insurance coverage upon termination or other change.

H.	If the policy continues inforce without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a policy provision or a practice of the Ceding Company, the reinsurance shall also continue without payment of premium and shall terminate on the same date as the Ceding Company’s risk terminates.

ARTICLE IX: POLICY CHANGES

(Continued)

I.	If the policy was reinsured on an automatic basis, reinsurance shall be reinstated automatically if the original insurance is reinstated according to the policy provisions and rules of the Ceding Company. The Ceding Company shall pay all back reinsurance premiums to the Reinsurer in the same manner as it received insurance premiums under the reinstated policy.

Whenever an application is made by the Policy holder for reinstatement in accordance with the terms of the policy and the policy was originally reinsured facultatively, copies of such application for reinstatement, any personal declaration or medical examination and any other underwriting document shall be forwarded by the Ceding Company to the Reinsurer together with an application for reinstatement of the reinsurance.

Such application shall be sent to the Reinsurer when reinstatement occurs ninety (90) days or more after the policy has lapsed. However, the Reinsurer reserves the right to request papers on any reinstatement. If the policy form allows the reinstatement, the Reinsurer follows the Ceding Company and reinstates the reinsurance.

The Reinsurer shall notify the Ceding Company promptly of its acceptance or declination of the application for reinstatements.

J.	If the insurance reinsured under this Agreement increases and the increase is subject to new underwriting, the increase shall be handled in the same manner as a new policy and the provisions of Article I – Automatic and Facultative Reinsurance shall apply to the increase in reinsurance. If the increase is not subject to new underwriting evidence, the Reinsurer shall accept automatically the increase in reinsurance, not to exceed the automatic binding limit specified in Schedule B – Reinsurance Limits, using a point in scale rate basis.

K.	Any contractual increase in risk for policies reinsured on an automatic basis, shall be treated in accordance with Article III – Basis of Reinsurance, not to exceed the limits specified in Schedule B – Reinsurance Limits.

For policies reinsured on a facultative basis, reinsurance will be limited to the ultimate amount shown in the Reinsurer’s facultative offer. Reinsurance premiums for contractual increases will be on a point-in-scale basis from the original issue age of the policy.

L.	Any non-contractual increase in amount shall be treated as if it were a new policy and the Reinsurer shall not be obligated to accept any such increase unless it qualifies as automatic reinsurance under the limits set out in this Agreement. The Reinsurer’s approval is required if the original policy was reinsured on a facultative basis or if the new amount will cause the reinsured amount on the life to exceed either the Automatic Binding Limits or the Jumbo Limits specified in Schedule B – Reinsurance Limits.

M.	If, following the consideration of new underwriting evidence, the Ceding Company makes a reduction in the mortality rating of the policy and the policy was initially ceded to the Reinsurer on an automatic basis, the same reduction shall be made in the reinsurance coverage.

ARTICLE IX: POLICY CHANGES

(Continued)

If the policy was initially ceded to the Reinsurer on a facultative basis and if, following the consideration of new underwriting evidence, the Ceding Company can accept or place the policy at a lower mortality rating than that of the Reinsurer, then the Ceding Company shall have the right to terminate the reinsurance.

The Ceding Company shall, before such termination, afford the Reinsurer the opportunity to quote a new rating and at that time shall make a good faith effort to maintain the existing reinsurance.

ARTICLE X: INCREASE IN RETENTION

A.	The Ceding Company may increase its limit of retention upon written notice of the intended change in advance of the effective date, and may elect, subject to the provisions of this Article, to continue the reinsurance inforce under this Agreement without change, or to reduce all eligible reinsurance inforce under this Agreement as set forth below. The increased limit of retention shall be effective with respect to reinsurance which is placed in effect on or after the effective date of the increase subsequent to the Ceding Company providing written notice to the Reinsurer of such increase and of its election to either continue or reduce reinsurance on inforce business.

B.	No business will be eligible for reduction under this Article unless the Ceding Company kept its maximum retention as set forth in the retention schedule shown in Schedule B – Reinsurance Limits. The amounts d shall be sufficient to increase the Ceding Company’s retention to the new limits. If there are other reinsurers, the reduction on each risk shall be divided according to each reinsurer’s portion of the total reinsurance on the risk. If the reinsurance is reduced on any risk, similar reductions shall be made on all risks eligible for . The effective date of the reduction in reinsurance on a policy eligible for such reduction shall be the .

The maximum retention limits of the Ceding Company as of the effective date of this Agreement are shown in Schedule I – Retention Limits.

C.	The reinsurance will be maintained inforce indefinitely except as provided in this Article or as provided in Article IV – Premiums, Payments and Reports and Article IX – Policy Changes.

D.	.

ARTICLE X: INCREASE IN RETENTION

(Continued)

E.	The Reinsurer shall permit the Ceding Company to all or part of such existing reinsurance cessions as outlined above, provided:

1.	The increase in retention must not be the result of an acquisition or merger by or with another company.

2.	.

3.	If any reinsured policy is d, all reinsured policies eligible for under the provisions of this Section must be , on or after the , up to the Ceding Company’s new maximum retention limits in a consistent manner and the Ceding Company must increase its total amount of insurance on each reinsured life. .

4.	The amount of reinsurance eligible for is . For a policy issued as a result of a conversion, the terms of the reinsurance agreement covering the original policy will apply, and the duration period for the purpose of will be measured from the effective date of the reinsurance on the original policy.

5.	After the effective date of , the Reinsurer will not be liable for any reinsured policies or portions of such reinsured policies eligible for that the Ceding Company has overlooked.

6.	The terms and conditions for the Ceding Company to reinsured policies, as a result of the insolvency of the Reinsurer, are described in Article XV – Insolvency.

7.	.

ARTICLE XI: TERMINATION OF AGREEMENT WITH RESPECT TO NEW REINSURANCE

A.	This Agreement may be terminated with respect to new reinsurance by either party giving written notice to the other at least ninety (90) days prior to the date such termination shall become effective, except as specified in Article IV – Premiums, Payments and Reports, and Article IX – Policy Changes.

B.	The termination shall become effective on the date specified in the written notice, but not less than ( ) days after written notice is given.

C.	The Ceding Company shall continue to submit, and the Reinsurer shall continue to accept business under the provisions of this Agreement, during the period between the date of written notice and the effective date of termination.

D.	The provisions of this Agreement shall continue to apply after the effective date of termination to all reinsurance that is inforce under this Agreement on the effective date of termination.

ARTICLE XI: TERMINATION OF AGREEMENT WITH RESPECT TO NEW REINSURANCE

(Continued)

E.	Either party may terminate this Agreement immediately for the acceptance of new reinsurance if the other party materially breaches this Agreement or becomes insolvent. If there is a material breach in terms, notice of the breach will be given in writing to the other party and an opportunity to cure such breach within ( ) days of receipt of the notice shall be given prior to allowing any termination for this reason.

F.	Upon termination of the Agreement for new business, the following coverages shall continue to be available on policies inforce hereunder on the termination date, unless otherwise agreed upon in a subsequent writing by both Parties:

1.	Exercise of riders listed in Schedule A.

2.	All changes, including increases (underwritten or non-underwritten as allowed under the policy) available under Article IX – Policy Changes.

ARTICLE XII: CLAIMS

A.	The Ceding Company will notify the Reinsurer immediately upon receiving notice of any claim involving reinsurance under this Agreement. If there is a claim for death benefits on a reinsured risk, hereunder, the Ceding Company shall promptly send to the Reinsurer copies of the proofs of claim, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request.

B.	The Reinsurer upon receipt of the claim papers on claims incurred outside of the contestable period shall promptly make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The settlement made by the Ceding Company shall be unconditionally binding upon the Reinsurer whether or not the claim payment is made under the strict policy conditions or compromised for a lesser amount. The payment to the Ceding Company will include interest as described in paragraphs F and G of this Article.

For claims incurred during the contestable period on risks ceded to the Reinsurer on an automatic basis,                      Schedule B - Reinsurance Limits, the Reinsurer shall follow the Ceding Company’s decision regarding the settlement of such claims.

For claims incurred during the contestable period on risks ceded to the Reinsurer on an automatic basis,                      Schedule B - Reinsurance Limits,                      The parties agree to work in good faith to resolve any issues relating to the Reinsurer’s opinion. Notwithstanding the foregoing, if, after such good faith discussions, the parties cannot agree on the payment of a claim, the parties reserve

ARTICLE XII: CLAIMS

(Continued)

all rights available to them under this Agreement, including arbitration of the issue of whether the claim is payable under the terms of this Agreement.

For claims incurred during the contestable period on risks ceded to the Reinsurer on a facultative basis, the Ceding Company shall submit all papers in connection with the issuance of the policy and the claim to the Reinsurer for its review. Reinsurer may provide an opinion, but this shall neither preclude nor delay the Ceding Company’s ability to render a claim decision. The Ceding Company will have the final decision on any claims adjudication. The parties agree to work in good faith to resolve any issues relating to the Reinsurer’s opinion. Notwithstanding the foregoing, if, after such good faith discussions, the parties cannot agree on the payment of a claim, the parties reserve all rights available to them under this Agreement, including arbitration of the issue of whether the claim is payable under the terms of this Agreement.

C.

The Ceding Company shall send to the Reinsurer the contestable claims documentation as required in the underlying Agreement, by any of the following means: facsimile, secure email, express mail, or any other means agreed upon by both parties. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”[1] that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and must make a concerted effort to communicate its comments for each claim in writing (email is acceptable) to the Ceding Company within five (5) business days from the day in which the Reinsurer received the final documentation. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the stated time period, the Ceding Company shall proceed to settle, contest or deny the claim as allowed in the underlying Agreement without requiring further input from the Reinsurer. The Ceding Company may take into consideration any other reinsurer’s recommendations regarding the claim that was communicated to the Ceding Company within the timeframe specified, but in all cases only the Ceding Company will determine the proper action on the claim and the decision, which will be made exclusively by the Ceding Company, shall be binding on the Reinsurer and all other reinsurers affected by the claim. The Ceding Company will promptly advise the Reinsurer of all significant developments in the claim investigation and in any litigation that arises in response to the denial of the claim.

The Ceding Company agrees that it will follow their documented claims procedures and guidelines.

The Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company shall not be considered claim expenses.

ARTICLE XII: CLAIMS

(Continued)

Alternatively, the Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. The Reinsurer must convey this decision in writing (email is acceptable) within the time period specified above. In such case, the Reinsurer shall not share in any claim expenses involved in such contest, compromise or litigation, or in any reduction in claim amount resulting therefrom.

D.	Unless it has previously released its liability, the Reinsurer shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all the policy/policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. The Reinsurer shall not reimburse expenses associated with the non-reinsured policies. Routine expenses incurred in the normal settlement of uncontested claim, compensation of salaried officers and employees of the Ceding Company and any possible extra-contractual damages shall not be considered claim expenses.

E.	In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such policy.

F.	The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, or if the claim proceeds go under settlement option, from the date of death to the date of the Reinsurer’s remittance to the Ceding Company. Adjustment to reinsurance premiums in such case will be made without interest.

G.	On claims paid by the Reinsurer, if the period of time between when the Ceding Company pays the claim and the Reinsurer reimburses the Ceding Company (provided the Reinsurer has received satisfactory claims proof) exceeds ( ) days the Ceding Company reserves the right to charge interest if there are no outstanding discussions regarding such claims, and if both parties have tried in earnest to come to a resolution as quickly as possible (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company paid the claim to the day the Reinsurer reimburses the Ceding Company.

H.

In no event shall the Reinsurer participate in Extra-contractual damages, such as punitive or compensatory damages, awarded against the Ceding Company as the result of an act, omission or course of conduct committed by the Ceding Company in connection with the reinsurance under this Agreement except as described below. However, for death claim denials, if the Reinsurer was an active party and affirmed the act, omission or course of

ARTICLE XII: CLAIMS

(Continued)

conduct of the Ceding Company which resulted in the assessment of extra-contractual damages, the Reinsurer shall share in the payment of these damages in proportion to the reinsurance provided under this Agreement.

1 The “list of Reinsurer claims personnel” mentioned herein can be updated by sending written notice of a new contact list to the normal Ceding Company claims contacts without a formal amendment, email is acceptable. The Reinsurer has responsibility for updating and maintaining this list. The list may contain one of two individual email addresses and/or a group email folder.

ARTICLE XIII: INSPECTION OF RECORDS

The Reinsurer, or its duly authorized representatives, will have the right to visit the offices of the Ceding Company to inspect, examine, audit, copy and verify all records and documents of the Ceding Company relating to business covered under this Agreement during regular business hours after giving reasonable prior notice. The Ceding Company will cooperate with and facilitate any such inspection and upon request of the Reinsurer will make available to Reinsurer such officers and employees of the Ceding Company as the Reinsurer may reasonably request to provide information concerning the policies reinsured under this Agreement. The Ceding Company shall provide a reasonable workspace during the review.

All expenses of conducting the inspection will be borne solely by the Reinsurer other than those expenses incidental to cooperating with the audit and producing the requested materials. The Ceding Company and the Reinsurer will work together to reduce the costs of inspections to the fullest extent practicable.

This provision concerning inspection of records shall survive the termination, cancellation or rescission of the Agreement.

ARTICLE XIV: ERRORS AND OMISSIONS

It is expressly understood and agreed that                     .

This Section shall not apply to applications for facultative reinsurance for which the Reinsurer has not received written notification that its offer of facultative reinsurance has been accepted by the Ceding Company in accordance with Article II - Facultative Submissions. Included with this request will be the

ARTICLE XIV: ERRORS AND OMISSIONS

(Continued)

Ceding Company’s documentation of its placement criteria leading to the selection of placing such risk with the Reinsurer as well as             .                      If the Reinsurer is not able to accept such policy, then the policy will not be covered by the terms of this Agreement and no liability will be incurred on the part of the Reinsurer.

ARTICLE XV: INSOLVENCY

A.	In the event of insolvency of the Ceding Company, the Reinsurer’s liability for claims shall continue to be in accordance with the terms of this Agreement. Payment of reinsurance claims shall be made directly to the liquidator, rehabilitator, receiver or statutory successor of the Ceding Company without diminution because of the insolvency of the Ceding Company.

B.	In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver or statutory successor shall give the Reinsurer written notice of any pending claim and the Reinsurer may, at its own expense, investigate the claim and interpose any defense which it deems available to the Ceding Company or its liquidator, receiver or statutory successor. If the Ceding Company benefits from the defense undertaken by the Reinsurer, its proportionate share of the expenses incurred by the Reinsurer shall be chargeable to the Ceding Company as a part of the expense of liquidation.

C.	In the event of insolvency of the Reinsurer, the Ceding Company may, at its option, terminate reinsurance under this Agreement as of the date concurrent with or subsequent to the event of insolvency. Written notice of such termination and the date shall be given to the Reinsurer by the Ceding Company. For the purpose of this Agreement, the Ceding Company or Reinsurer shall be considered insolvent when it:

1.	; or

2.	; or

3.	; or

4.	; or

5.	.

ARTICLE XV: INSOLVENCY

(Continued)

D.	Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Reinsurer or the Ceding Company with respect to this Agreement are considered mutual debts or credits, and shall be offset as permitted by law, and only the balance shall be allowed or paid.

E.	The right of offset will not be affected or diminished because of the insolvency of either Party.

ARTICLE XVI: WAIVERS AND AMENDMENTS

Any term or condition of this Agreement may be waived at any time by the party that is entitled to its benefit. Such a waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. The waiver of any party of any breach of any provision of this Agreement or the failure of either party at any time to enforce any right or remedy available to it under this Agreement, with respect to any breach or failure by the party, shall not be considered to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure. This Agreement may be modified or amended only by a writing duly executed by the party to be bound.

ARTICLE XVII: SEVERABILITY

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the parties under this Agreement shall not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid or unenforceable provisions or by its severance from this Agreement.

ARTICLE XVIII: GRAMM-LEACH-BLILEY PRIVACY REQUIREMENTS

The Ceding Company and Reinsurer are “financial institutions” as that term is used in Title V of the Gramm-Leach-Bliley Act. The Parties may, from time to time, come into possession of “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act. The “non-public personal information” may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care to maintain the confidentiality of the “non-public personal information” and shall not make any use of the “non-public personal information” beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they will not transfer information to a third party, except as provided in this Agreement or as permitted by law. The Reinsurer will obtain agreements from any third parties or Reinsurers receiving non-public personal information that requires the use of reasonable care to maintain the

ARTICLE XVIII: GRAMM-LEACH-BLILEY PRIVACY REQUIREMENTS

(Continued)

confidentiality of the “non-public personal information”. “Non-public personal information” does not include de-identified personal data, i.e., information that does not identify, or could not reasonably be associated with, an individual.

The Ceding Company and the Reinsurer agree that the Reinsurer may need to transfer “non-public personal information” to third party vendors for the purpose of obtaining reinsurance or for retrocession purposes on risk subject to this Agreement.

Reinsurer agrees to restrict access to personal information to those employees who need to know that information and represents that it has appropriate measures to establish a security program with respect to personal information which: (i) ensures the security and confidentiality of personal information, (ii) protects against any anticipated threats or hazards to the security or integrity of personal information, and (iii) protects against any unauthorized access to or use of such information including access or use that could result in substantial harm or inconvenience to any of Ceding Company’s consumers or customers.

Notwithstanding anything contained herein to the contrary, Reinsurer will immediately notify Ceding Company of any circumstances involving (i) a “Breach of Security” of personal information or (ii) a reasonable belief by Reinsurer that there may be a breach of security of personal information (the “Notification”). In addition to the Notification, no later than three (3) calendar days after detection (or later if legally acceptable but in no case more than 5 days)of the Breach of Security, Reinsurer will also provide Ceding Company with a report (the “Report”) summarizing the Breach of Security, which will include, at a minimum, the following: date, time, description, how the Breach of Security was detected, systems and/or data (including personal information) subject to unauthorized access, root cause, corrective action taken to date and any additional planned actions. For purposes of this Agreement, “Breach of Security” means any unauthorized access to or use of personal information, whether by internal or external source, and whether such information is in electronic, paper, or any other format, including, without limitation, the following: unauthorized access to personal information while located on any computer, website or database, interception of personal information while being transmitted by email, unauthorized acquisition of paper files, or unauthorized use of an ID or password. The Notification shall be communicated by phone and facsimile, and the Report shall be communicated by facsimile and overnight delivery service using the following contact information:

Chief Compliance Officer

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Telephone: 413-788-8411, Fax: 413-744-4161

ARTICLE XIX: NOTICE

Any notice and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) mailed by United States registered or certified mail, return receipt requested, or mailed by overnight express mail, (ii) sent by facsimile transmission, followed by confirmation mailed by first class mail or overnight express mail, (iii) sent by email, or (iv) delivered in person to the parties at the following addresses:

If to the Ceding Company:

MML Bay State Life Insurance Company

100 Bright Meadow Blvd.

Enfield, CT 06082

Attention: Reinsurance Officer

C.M. Life Insurance Company

100 Bright Meadow Blvd.

Enfield, CT 06082

Attention: Reinsurance Officer

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attention: Reinsurance Officer

If to the Reinsurer:

The Canada Life Assurance Company

330 University Avenue

Toronto, Ontario, Canada M5G 1R8

Attention: Reinsurance Vice President

Either party may change the names or addresses where notice is given by providing notice to the other party of such change in accordance with this Article.

ARTICLE XX: ARBITRATION

A.	If the parties cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be arbitrated. To initiate arbitration, either party shall notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ( ) of its receipt.

B.	Any interpretation of this Agreement shall be based on business practices and equity rather than strict law.

C.

Disagreements between the Ceding Company and the Reinsurer shall be submitted to three arbitrators who must be current or former officers of other life insurance or life reinsurance companies, however, these arbitrators shall not be employees or former employees of either party to this Agreement or their affiliates. The Reinsurer and the

ARTICLE XX: ARBITRATION

(Continued)

Ceding Company shall each appoint one arbitrator and the third shall be selected by these two arbitrators. In the event that either contracting company should fail to choose an arbitrator within thirty (30) days after the other contracting company has given notice of its arbitrator appointment, that contracting company may choose two arbitrators who shall, in turn, choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

D.	Issues shall be decided by a majority of the votes of the arbitrators .

E.	Except as dictated by the arbitration panel, each party will bear the expense of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third party arbitrator.

F.	The arbitrators shall operate in a fair but cost efficient manner. For example, the arbitrators are not bound by technical rules of evidence and may limit the use of depositions and discovery.

G.	.

H.	This provision concerning arbitration shall survive the termination, cancellation or rescission of the Agreement.

ARTICLE XXI: GOVERNING LAW

This Agreement will be governed by and construed in accordance with the laws of Massachusetts.

ARTICLE XXII: HEADINGS

The headings to this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

ARTICLE XXIII: PARTIES TO AGREEMENT

This Agreement is for indemnity reinsurance solely between the Ceding Company and the Reinsurer. Reinsurance under this Agreement will not create any right nor legal relationship between the Reinsurer and any other party.

ARTICLE XXIV: AGREEMENT

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes any prior oral or written agreements with respect to its subject.

ARTICLE XXV: GOOD FAITH AND FINANCIAL SOLVENCY

This Agreement is entered into in reliance on the utmost good faith of the parties including, for example, their representations and disclosures. It requires the continuing utmost good faith of the parties, their representatives, successors, and assigns.

Each party represents and warrants to the other party that it is in compliance with all material applicable legislation and regulations, including without limitation, those relating to solvency, reserves and capitalization.

ARTICLE XXVI: COMPLIANCE

This Agreement applied only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed.

The Ceding Company and the Reinsurer each for its party undertakes that it will abide by all applicable anti-money laundering legislation and relevant regulations, and specifically under proceeds of crime (money laundering) and terrorist financing acts and regulations, as such legislation and regulations exist from time to time. The Ceding Company and the Reinsurer agree that each will be solely responsible for any and all fines of their own and/or penalties levied or assessed, by reason of its failure to abide by relevant legislation or regulation.

The Ceding Company represents and warrants, to the best of its knowledge, that it is in compliance with all of the state and federal laws applicable to the business reinsured under this Agreement. In the event that the Ceding Company is found to be in non-compliance with any law material to this Agreement, the Agreement will remain in effect and the Ceding Company will indemnify the Reinsurer for any direct loss the Reinsurer suffers as a result of the non-compliance, and will seek to remedy the non-compliance.

ARTICLE XXVII: CONFIDENTIALITY

The terms of this Agreement are confidential. Nothing contained herein, including information relating to pricing, may be disclosed to any third party, including other insurers or reinsurers, without the Reinsurer’s or the Ceding Company’s prior written consent.

The Parties will keep confidential and not disclose any shared Proprietary Information, as defined below, unless:

a)	The information becomes publicly available other than through unauthorized disclosure by the party seeking to disclose or use such information;

b)	The information is independently developed by the recipient;

c)	The disclosure is required for the purpose of any reinsurance, retrocession, securitization, or structured, asset-backed or asset-based financing and such parties have a signed Confidentiality Agreement;

ARTICLE XXVII: CONFIDENTIALITY

(Continued)

d)	The disclosure is required by external auditors and such auditors have signed Confidentiality Agreement; or

e)	The disclosure is required by law.

“Proprietary Information” includes, but is not limited to, underwriting manuals and guidelines, applications, contract forms, and premium rates and allowances of the Reinsurer and the Ceding Company, but shall not include the existence of this Agreement and the identity of the parties.

ARTICLE XXVIII: ASSUMPTION REINSURANCE

An assumption of all or part of the block of business reinsured under this Agreement by a company other than the parties to this Agreement shall require written approval from the remaining party to the Agreement.

ARTICLE XXIX: EXCEPTIONS

Ceding Company warrants that it shall underwrite .

ARTICLE XXX: MATERIAL CHANGES

The Ceding Company shall provide the Reinsurer with notice, the form of which is dictated by Article XIX: Notice, for the following changes which the Ceding Company does have control over,                      but not limited to:

1)	.

2)	.

3)	.

                     for purposes of this article shall mean                     . Should the Ceding Company engage in exceptional or uncustomary practices (not including practices currently in use at the

ARTICLE XXX: MATERIAL CHANGES

(Continued)

time of the agreement by the Ceding Company), it will inform the Reinsurer of such action and obtain its written consent                     .

The Ceding Company affirms that it shall apply its standard underwriting, administration and claims practices to the business reinsured under this Agreement.

The Ceding Company shall ensure that its practice and applicable forms are in compliance with current Medical Information Bureau (MIB) guidelines and that all business reinsured hereunder is queried against MIB and appropriate action is taken on all MIB matches (including any follow-up hits/tries).

In the case of any material variation of the foregoing,                     .

SCHEDULE A: ACCEPTED COVERAGES

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Enfield, Connecticut, C.M. Life Insurance Company of Enfield, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

Type of Business: Life insurance only. Supplemental benefits, including Accidental Death Benefits and Disability Waiver of Premium, shall not be reinsured under this Agreement.

Plans of Insurance: Variable Universal Life III and the following riders: Substitute of Insured Rider (SIR) and Guaranteed Insurability Rider (GIR). Rider coverage not requiring evidence of insurability shall be point-in-scale when exercised.

Eligible Policies: Variable Universal Life III policies and increases (not otherwise eligible for the Ceding Company’s Salvage program) that are entered into the Ceding Company’s new business system on or after the Effective Date of this Agreement or those policies issued as continuations of such policies under the Agreement (                    ). Athletes and entertainers will be submitted to the Reinsurer on a facultative basis.

SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: The Reinsurer shall participate in a pool of reinsurers on a first dollar quota share basis for the first $             insured for eligible plans.

Reinsurer’s Share: The Reinsurer’s share shall be     % of the first $            .

Ceding Company’s Retention: The Ceding Company shall retain     % of each risk up to their maximum retention as specified in Schedule I – Retention Limits.

Jumbo Limit: $             of life insurance as defined in Article I – Automatic and Facultative Reinsurance. Reinsurer will be notified before issue anytime the Jumbo Limit exceeds $            .

Reinsurer’s Automatic Binding Limit:

$             for issue ages         (Standard through Table P)

$             for issue ages         (Standard)

$             for issue ages         (Tables A through P)

$             for issue ages         (Standard through Table H)

$             for issue ages         (Tables J through P)

$             for issue ages         (Standard)

$             for issue ages         (Tables A through D)

$             for issue ages         (Standard)

Automatic Issue Limit: $

Issue Ages: 0-90

CESSION LIMITS PER REINSURER (applies to Automatic and Facultative cases):

Minimum Initial Cession: $10,000

Trivial Amount: $1

Minimum Face Amount: $50,000

Minimum Facultative Cession: $100,000

SCHEDULE C: FACULTATIVE SUBMISSION FORM

«LAST»«POLICY_NO»

Face Amount «COV_AMOUNT1»		Policy #
«POLICY_NO»
First Name «FIRST»	Last Name «LAST»	DOB
Second Insured
First Name	Last Name
DOB

Send To:

XXXXXXXXX (Minimum face amount $ )
XXXXXXX(Excess Only) Excluding Survivorships	MassMutual insurance inforce
XXXXXX (Minimum face amount $ )	Of which we retain with
XXXXXXXX (Minimum face amount $ )	parent or affiliate
XXXXXXX (Excess Only)	Insurance now applied for
XXXXXXXX (Minimum face amount $ )	Of which we will retain
XXXXXXXX (Excess Only) Excluding Survivorships
XXXXXXX (Excess Only)	Reinsurance applied for

☐

Send previously saved case to new Reinsurer

Underwriting Data

	Insured Number 1	Insured Number 2		Insured Number 1	Insured Number 2
Application	☐	☐	Financial Report	☐	☐
Non-Medical	☐	☐	Cover Letter	☐	☐
Medical Exam	☐	☐	APS	☐	☐
ECG	☐	☐	APS	☐	☐
X-Ray	☐	☐	APS	☐	☐
Lab Report	☐	☐		☐	☐
Specimen	☐	☐		☐	☐
Inspection	☐	☐		☐	☐
MVR	☐	☐		☐	☐
Reason for Submission		☐ Retention/Amount	☐ Health ☐ Rating/Review

Comments:

SCHEDULE D: SPECIAL NET RISK CALCULATIONS

1.	For the plans that are level term for twenty (20) years or less, or reducing term plans for any period of years, the net amount at risk shall be equal to the face amount of reinsurance.

2.	For the Ceding Company’s Universal Life type and Variable Life type plans, the net amount of risk (as appropriately calculated) shall be the death benefit less the policy account value.

3.	For the Ceding Company’s Enhanced Whole Life plan, the face amount reinsured shall be the sum of the basic policy death benefit plus the one-year term insurance. In calculating the net amount at risk, the basic policy value is increased by the face amount of paid up additions.

4.	For the Ceding Company’s Supplemental Insurance Protection Rider (SIPR) attachable to the Ceding Company’s Survivorship Whole Life policy, the net amount at risk shall be the proportion of the rider’s selected face amount initially reinsured and shall remain level at this amount while the rider remains inforce.

5.	For the Ceding Company’s Life Insurance Supplement Rider (LISR) attachable to the Ceding Company’s Whole Life policies, the net amount at risk shall be the one-year term portion of the supplemental insurance amount (SIA). The SIA is a non-guaranteed level death benefit comprised of one-year term insurance and paid-up additions. The paid-up addition portion is not reinsured.

6.	The methods of calculating the net amount at risk described above may not be appropriate under a given plan of insurance. In such cases, the net amount at risk will be a method that is mutually agreeable to both parties.

SCHEDULE E: REINSURANCE PREMIUM RATES

Premiums for Standard Risks (Currency – U.S. Dollars)

First year premium rates are zero. The premium rates per thousand of reinsurance amount at risk for policy years two (2) and later shall be the following percentages times the attached 2001 VBT Sex and Smoker Distinct Select and Ultimate Table (age nearest birthday):

Single Life Five-Class
Issue Ages
Risk Class	Male	Female
Ultra Preferred NT	%	%
Select Preferred NT	%	%
Preferred NT	%	%
Select Preferred Tobacco	%	%
Preferred Tobacco	%	%

Issue Ages
Risk Class	Male	Female
Ultra Preferred NT	%	%
Select Preferred NT	%	%
Preferred NT	%	%
Select Preferred Tobacco	%	%
Preferred Tobacco	%	%

Issue Ages
Risk Class	Male	Female
Ultra Preferred NT	%	%
Select Preferred NT	%	%
Preferred NT	%	%
Select Preferred Tobacco	%	%
Preferred Tobacco	%	%

Issue Ages
Risk Class	Male	Female
Ultra Preferred NT	%	%
Select Preferred NT	%	%
Preferred NT	%	%
Select Preferred Tobacco	%	%
Preferred Tobacco	%	%

The premium shall be the rate per thousand times the reinsurance net amount at risk. Reinsurance premiums are payable to age 120.

SCHEDULE E: REINSURANCE PREMIUM RATES

(Continued)

Premium Rates for Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the premium rates specified above in the section titled Premiums for Preferred Risks increased by     % per table. (For example, the premium rate for a Table 4, or D, risk would be     % of the preferred premium rate).

Premium Rates for Risks with Flat Extras

Flat Extras shall be added to mortality rates calculated based upon net amount at risk. For a risk assigned a flat extra premium, the reinsurance premium rates per thousand shall be the premium rates for the appropriate risk class, as the case may be, specified above in Premiums for the appropriate risk class increased by the following percentages of the flat extra premiums applicable to the initial face amount reinsured:

(1)	15% of the first policy year and % for renewal years if the extra premium is payable for more than ( ) years;

(2)	85% for all policy years if the extra premium is payable for ( ) years or less.

Policy Fees: No policy fees shall be paid under this Agreement.

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration	Attained

80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration

0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration

40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration

80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration

0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration

40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration

80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration

80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration

0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration

40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration

80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration

0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration

40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration

80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

SCHEDULE F: REINSURANCE REPORTS

Reinsurance shall be self-administered by the Ceding Company. The Ceding Company shall maintain up-to-date records on business under the Agreement for reporting new issues, renewals, deaths, lapses and other adjustments on each reinsured policy or rider and shall provide reports to the Reinsurer subsequent to the close of each reporting period. The reporting period shall be monthly. The reports shall consist of sufficient detail for the Reinsurer to determine its amount of risk on reinsured policies and riders and to verify reinsurance premiums. Reports provided shall be the following:

Bordereau Detail Reports:

New business and change reports shall be provided to the Reinsurer on a bordereau basis and include the following items:

Policy Number	Joint Life Information
Name of the Insured	Policy Face Amount
Sex	Reinsurance Amount(s) Issued
Date of Birth	Retained Amount
Issue Age	Reinsurance Net Amount at Risk
Policy Date	Death Benefit Option
Policy Year	Reinsurance Premiums
Policy Duration	Reinsurance Commission or Allowances
Transaction Type*	Policy Fee
Transaction Effective Date	Premium Taxes Reimbursed
Table Rating	Cash Values Reimbursed
Flat Extra Amount and Duration	Dividends Reimbursed
Plan Name or Code	Net Amount due the Reinsurer or the Ceding Co.
Underwriting Classification
Residence of Issue

*	Transaction codes may be used to identify policy activity affecting reinsurance including new reinsurance issued, continuation of coverage, and policy movements or changes such as:

Not Takens	Decrease in Amount
Surrender	Cancellation of Reinsurance
Lapse
Reinstatement	Death
Conversion	Expiration
Exchange	Other Changes
Increase in Amount

Listings shall be provided separately for new issues, renewals, terminations, and other adjustments.

SCHEDULE F: REINSURANCE REPORTS

(Continued)

Summary Reports

Summary reports shall be provided to the Reinsurer, which include appropriate subtotals and totals of premiums, commissions and allowances, and premium tax by reporting category and in total. Policy exhibit summaries shall also be provided to the Reinsurer showing the reinsured amounts at the beginning of the reporting period, any increases, decreases and terminations during the reporting period, and the reinsured amounts at the end of the reporting period.

Electronic Reporting

The Reinsurer shall be provided with reinsurance data from the Ceding Company via an electronic medium (magnetic tape, magnetic disk, or electronic data interchange) as shall be available to the Ceding Company. Monthly transaction data and quarterly inforce data is currently available via electronic data interchange (FTP).

Note:	The detail and summary reports and the electronic forms shall be in either the standard TAI Reinsurance format or a modified TAI Reinsurance format. These formats shall be made available to the Reinsurer. Any changes to the format shall be communicated to the Reinsurer.

SCHEDULE G: UNDERWRITING GUIDELINES

SCHEDULE H: DAC TAX SCHEDULE

Treasury Regulation Section 1.848-2 (g) (8) Election. The Ceding Company and the Reinsurer hereby agree to the following pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the execution date of the treaty and for all subsequent taxable years for which this Agreement remains in effect.

1.	The term “party” shall refer to either the Ceding Company or the Reinsurer as appropriate.

2.	The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect December 1992.

3.	The party with the net positive consideration (or gross premiums and other considerations as applicable) for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions’ limitation of Section 848 (c) of the Internal Revenue Code of 1986, as amended.

4.	Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5.	The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company shall report such net consideration in its tax return for the preceding calendar year.

6.	The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of the Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer’s tax return for the previous calendar year.

7.	If the Reinsurer contests the Ceding Company’s calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

8.	The parties shall list the Agreement on the DAC Tax Schedule of their Federal Income Tax Return for the year in which the Agreement becomes effective, thereby specifying that the joint election herein has been made for the Reinsurance Agreement of which this Schedule is a part.

SCHEDULE I: RETENTION LIMITS

Single Life Plans	Age	Standard	Table A – H	Table J – P

Survivorship Plans** Both Lives Insurable	Age	Both Lives Standard	One Standard and One Substandard Table A – D	One Standard and One Substandard Table E – P or Both Substandard, neither over Table P

Survivorship Plans** With One Life Uninsurable	Age	One Life Uninsurable, One Life Standard	One Life Uninsurable, One Life Substandard thru Table P

Waiver	Age	Individual Plans	Survivorship Plans**

Accidental Death Benefit

Exceptions:

Other: The Chief Underwriter or his/her designee reserves the right to exceed the above limits by no more than $            .

The retention limits stated above are for Massachusetts Mutual Life Insurance Company (MassMutual). The sum of all amounts retained on one life, including the amounts with subsidiaries C.M. Life Insurance Company and MML BayState Life Insurance Company, will not exceed the MassMutual retention limit.

*	An underwriter may use “individual consideration” to keep a reduced retention on a life
**	Retention determined by younger age thru %. If one life is standard and other life exceeds %, older age used.

Effective 9/30/03

SCHEDULE J: UNDERWRITING IMPROVEMENTS